UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 9, 2025

GRYPHON DIGITAL MINING, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-39096	83-2242651
(Commission File Number)	(IRS Employer Identification No.)

1180 N. Town Center Drive, Suite 100
Las Vegas, NV	89144
(Address of Principal Executive Offices)	(Zip Code)

(702) 945-2700

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $0.0001 per share	GRYP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-1 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement

Merger Agreement

On May 9, 2025, Gryphon Digital Mining, Inc., a Delaware corporation (“Gryphon” or “Parent”), GDM Merger Sub I Inc., a Delaware corporation and wholly owned direct subsidiary of Gryphon (“Merger Sub Inc.”), GDM Merger Sub II LLC, a Delaware limited liability company and wholly owned direct subsidiary of Gryphon (“Merger Sub LLC”), and American Bitcoin Corp., a Delaware corporation (“ABTC”), entered into an Agreement and Plan of Merger (the “Merger Agreement”).

Mergers and Merger Consideration

The Merger Agreement provides that, subject to the satisfaction or waiver of the conditions set forth in the Merger Agreement:

●	Merger Sub Inc. will merge with and into ABTC, with ABTC surviving the merger (the “First Merger”) as a wholly owned direct subsidiary of Gryphon (the corporation surviving the First Merger, the “First Merger Surviving Corporation”); and

●	immediately after the First Merger, the First Merger Surviving Corporation will merge with and into Merger Sub LLC, with Merger Sub LLC surviving the merger (the “Second Merger” and, taken together with the First Merger, the “Mergers”) as a wholly owned direct subsidiary of Gryphon (the company surviving the Second Merger, the “Surviving Company”). Gryphon following the Mergers is referred to herein as the “Combined Company.”

The Merger Agreement provides that, prior to the effective time of the First Merger (the “First Effective Time”), Gryphon will file a new amended and restated certificate of incorporation (the “New Charter”) that, among other things, will (i) rename and reclassify Gryphon’s existing common stock, par value $0.0001 per share (the “Gryphon Common Stock”), into Class A common stock, par value $0.0001 per share (the “Gryphon Class A Common Stock”), establish a new series of common stock designated as Class B common stock, par value $0.0001 per share (the “Gryphon Class B Common Stock”) and establish a new series of common stock designated as Class C common stock, par value $0.0001 per share. Each share of Gryphon Class A Common Stock will be entitled to one vote per share, and each share of Gryphon Class B Common Stock will be entitled to 10,000 votes per share.

At the First Effective Time:

●	each share of Class A common stock, par value $0.0001, of ABTC (“ABTC Class A Common Stock”) issued and outstanding immediately prior to the First Effective Time will be converted into the right to receive a number of shares of Gryphon Class A Common Stock, equal to an exchange ratio calculated pursuant to the terms set forth in the Merger Agreement (the “Exchange Ratio”), as merger consideration in the First Merger (such shares in aggregate, the “Class A Merger Consideration”); and

●	each share of Class B common stock, par value $0.0001, of ABTC (“ABTC Class B Common Stock”, and together with the ABTC Class A Common Stock, “ABTC Common Stock”) issued and outstanding immediately prior to the First Effective Time will be converted into the right to receive a number of shares of Gryphon Class B Common Stock equal to the Exchange Ratio, as merger consideration in the First Merger, (such shares in the aggregate, the “Class B Merger Consideration”, and together with the Class A Merger Consideration, the “Merger Consideration”).

At the effective time of the Second Merger (the “Second Effective Time”):

●	each share of common stock of the First Merger Surviving Corporation issued and outstanding immediately prior to the Second Effective Time will automatically be canceled and retired and will cease to exist, and no consideration shall be delivered in exchange therefor;

●	each equity interest of Merger Sub LLC issued and outstanding immediately prior to the Second Effective Time will automatically be converted into and become one equity interest of the Surviving Company; and

●	Gryphon will become the sole member of the Surviving Company.

Following the closing of the transactions contemplated by the Merger Agreement, including the Mergers (the “Closing”), (i) the aggregate number of shares of Gryphon Class A Common Stock and Gryphon Class B Common Stock issued to the former stockholders and other equityholders of ABTC as Merger Consideration is expected to represent approximately 98.0% of the outstanding equity interests of the Combined Company and (ii) Gryphon equityholders as of immediately prior to the First Merger are expected to own 2.0% of the outstanding equity interests of the Combined Company after their shares of Gryphon Common Stock are reclassified into shares of Gryphon Class A Common Stock. Following the Mergers, ABTC’s business will be the business of the Combined Company.

Governance of the Combined Company

Upon the consummation of the Mergers, Gryphon Digital Mining, Inc. will be renamed “American Bitcoin Corp.” It is expected that, immediately following the Closing, Matt Prusak will become the Chief Executive Officer of the Combined Company and the Board of Directors of the Combined Company will be reconstituted to consist of five (5) members identified by ABTC prior to the Closing.

Representations, Warranties and Covenants

The Merger Agreement contains customary representations, warranties and covenants of Gryphon and ABTC, including covenants relating to the conduct of the business of both Gryphon and ABTC from the date of signing the Merger Agreement through the closing of the Mergers, obtaining the requisite approval of the stockholders of Gryphon and ABTC, maintaining the listing of the common stock of Gryphon on the Nasdaq Capital Market (“Nasdaq”) and applying for the continued listing of Gryphon after the closing of the Mergers on Nasdaq.

The Merger Agreement provides that the parties will use their respective reasonable best efforts to take all actions reasonably necessary, proper or advisable to consummate and make effective, as promptly as reasonably practicable, the transactions contemplated by the Merger Agreement.

Under the terms of the Merger Agreement, Gryphon has also agreed to certain restrictions on its ability to solicit Parent Acquisition Proposals (as defined in the Merger Agreement) from third parties, to provide non-public information to third parties and to engage in discussions with third parties regarding Parent Acquisition Proposals, subject to customary exceptions.

In connection with the Mergers, Gryphon will prepare and file with the U.S. Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4 (the “Registration Statement”) that will contain a prospectus and a proxy statement, and will seek the approval of Gryphon’s stockholders with respect to certain actions, including the following (collectively, the “Gryphon Stockholder Proposals”):

(i)	to approve the issuance of the shares of Gryphon Class A Common Stock and Gryphon Class B Common Stock in connection with the Mergers for purposes of complying with the applicable listing rules of Nasdaq; to adopt and approve the Merger Agreement and the transactions contemplated by the Merger Agreement;

(ii)	to adopt and approve the New Charter; and

(iii)	to adopt and approve an amendment to Gryphon’s 2024 Omnibus Incentive Plan.

The board of directors of Gryphon (the “Board”) has agreed to recommend the approval of the Gryphon Stockholder Proposals to Gryphon stockholders and to solicit proxies in support of each such approval at a special meeting of its stockholders to be held for that purpose.

Under the Merger Agreement, Gryphon has agreed that neither the Board nor any Board committee will fail to make, withdraw or qualify, amend or modify, in any manner adverse to ABTC, the Board’s recommendation in favor of the Gryphon Stockholder Proposals or otherwise make a Parent Adverse Recommendation Change (as defined in the Merger Agreement). Nonetheless, the Merger Agreement does contain a limited contractual ability for the Board, in accordance with its fiduciary duties to Gryphon’s stockholders, to make a Parent Adverse Recommendation Change, (i) upon receipt of a superior third-party acquisition proposal, subject to certain terms and conditions, including providing ABTC notice of the superior proposal and providing ABTC with time to make a counter-proposal to amend the terms of the Merger Agreement such that the superior proposal is no longer superior or (ii) upon the occurrence of a Parent Intervening Event (as defined in the Merger Agreement).

Under the Merger Agreement, Gryphon has agreed to maintain the indemnification rights (including with respect to advancement of expenses) of the officers and directors of Gryphon and ABTC as in effect immediately prior to the Closing and maintain, for a period of at least six years following the Closing, directors’ and officers’ liability insurance with respect to claims arising from facts or events that occurred at or before the Closing.

Conditions to Closing

The Closing is subject to the satisfaction or waiver of customary conditions, including, among other things, (i) receipt of the required approval of the stockholders of Gryphon and the adoption of the Merger Agreement by the requisite vote of the stockholders of ABTC, (ii) the accuracy of the representations and warranties of the parties made in the Merger Agreement, subject to customary materiality qualifiers, (iii) compliance by the parties with their respective covenants and agreements under the Merger Agreement, (iv) the approval for listing on Nasdaq of the Gryphon Class A Common Stock to be issued as the Class A Merger Consideration, (v) the Registration Statement having been declared effective and (v) the absence of a material adverse effect with respect to the other party.

In addition, ABTC’s obligation to complete the Closing is also subject to further conditions, including (i) the Gryphon Common Stock not having been delisted from Nasdaq, (ii) the absence of any event, circumstance, development, change or effect that would reasonably be expected to result in Gryphon being ineligible to register securities using a registration statement on Form S-3, (iii) the satisfaction of certain other obligations of Gryphon with respect to third-party consents under existing contracts, (iv) the repayment or satisfaction of certain outstanding loans of Gryphon and release of related liens, (v) a condition that certain outstanding liabilities and payables of Gryphon shall be satisfied, terminated or canceled and (vi) if requested by ABTC, Gryphon shall have effected a reverse stock split.

Termination and Fees

The parties may terminate the Merger Agreement by mutual written agreement of Gryphon and ABTC. Either party may terminate the Merger Agreement (i) if there is a material breach of any of the representations or warranties of the other party set forth in the Merger Agreement or if the other party has failed to perform any covenant or agreement on the part of such party set forth in the Merger Agreement that has not been cured within 20 days or is incapable of being cured, subject to specified limitations, (ii) the failure of the Mergers to be consummated by the date that is 12 months after the date of the Merger Agreement, (iii) the imposition of a governmental order permanently enjoining or otherwise prohibiting the Mergers or (iv) the failure to obtain the required approval of Parent’s stockholders.

ABTC may also terminate the Merger Agreement if (i) the Board makes a Parent Adverse Recommendation Change, (ii) the Gryphon Common Stock is delisted from Nasdaq, or (iii) Gryphon becomes ineligible to register securities using a registration statemen on Form S-3.

Gryphon may also terminate the Merger Agreement if ABTC has not obtained the approval of its stockholders within 10 business days after the Registration Statement is declared effective.

In the event that (i) either Gryphon or ABTC terminates the Merger Agreement because the required Gryphon stockholder approval has not been obtained following a Parent Adverse Recommendation Change, (ii) ABTC terminates the Merger Agreement before the meeting of Parent’s stockholders following a Parent Adverse Recommendation Change or (iii) under certain circumstances, a Parent Acquisition Proposal is publicly disclosed prior the meeting of Gryphon stockholders to vote on the Gryphon Stockholder Proposals, the Merger Agreement is terminated for failure to obtain the requisite approval of the Gryphon Stockholder Proposals and, prior to the first anniversary of the termination of the Merger Agreement, Gryphon enters into a definitive agreement relating to a Parent Acquisition Proposal (that is subsequently consummated) or consummates a transaction relating to a Parent Acquisition Proposal, then, in each case, Gryphon will be required to pay ABTC a termination fee of $5,000,000, in addition to specified collection and transaction expenses of ABTC.

Other Terms

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

The Merger Agreement has been included to provide investors with information regarding its terms. It is not intended to provide any other factual information about ABTC, Merger Sub Inc., Merger Sub LLC or the Company. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of the Merger Agreement as of the specific dates therein, were solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in Gryphon’s or any other person’s public disclosures.

Voting and Support Agreements

Concurrently with the execution and delivery of the Merger Agreement, (i) ABTC entered into Voting and Support Agreements with Anchorage Lending CA, LLC (“Anchorage”), a stockholder of Gryphon (the “Gryphon Anchorage Support Agreement”), and certain of Gryphon’s directors and officers (the “Gryphon D&O Support Agreements” and, together with the Gryphon Anchorage Support Agreement, the “Gryphon Support Agreements”), and (ii) Gryphon entered into a Voting and Support Agreement with American Bitcoin Holdings, LLC (“ABH”), a stockholder of ABTC (the “ABTC Support Agreement”).

Pursuant to the Gryphon Support Agreements, Anchorage and Gryphon’s directors and officers party thereto have agreed, among other things, to vote their respective shares Gryphon Common Stock (i) in favor of the Gryphon Stockholder Proposals, (ii) in favor of any proposal to adjourn or postpone a meeting of the stockholders of Parent, if necessary, to permit further solicitation of proxies because there are not sufficient votes to approve and adopt Gryphon Stockholder Proposals on the date on which any meeting to approve the Gryphon Stockholder Proposals is held and (iii) against any action, agreement or transaction that is intended to, or would reasonably be expected to, impede, interfere with, delay, postpone or discourage the transactions contemplated by the Merger Agreement or the performance by Gryphon of its obligations under the Merger Agreement or by the signing stockholder of its obligations under its Gryphon Support Agreement.

Pursuant to the ABTC Support Agreement, ABH has agreed, among other things, to vote its shares of ABTC Common Stock (including by delivering a written consents) (i) in favor of adopting the Merger Agreement and approving the transactions contemplated thereby, (ii) in favor of any proposal to adjourn or postpone any meeting of stockholders of ABTC to a later date or dates as necessary because there are not sufficient votes to approve and adopt the foregoing on the date on which any such meeting is held, (iii) against any proposal in opposition to, or in competition with, the Mergers and the transactions contemplated by the Merger Agreement and (iv) against any other action, agreement or transaction that is intended to, or would reasonably be expected to, impede, interfere with, delay, postpone or discourage the transactions contemplated by the Merger Agreement or the performance by ABTC of its obligations under the Merger Agreement or by ABH of its obligations under the ABTC Support Agreement.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the full text of the Gryphon Anchorage Support Agreement and the Gryphon D&O Support Agreement, the forms of which are attached hereto as Exhibits 10.1 and 10.2, respectively, and the ABTC Support Agreement, which is attached hereto as Exhibit 10.3, each of which is incorporated herein by reference.

Investors’ Rights Agreement

Concurrently with the execution and delivery of the Merger Agreement, Gryphon, ABTC, ABH and the other existing stockholders of ABTC (the “ABTC Investors”) entered into an Investors’ Rights Agreement (the “Investors’ Rights Agreement”), which will become effective at the First Effective Time.

The Investors’ Rights Agreement provides, among other things, that for so long as ABH beneficially owns any shares of common stock or preferred stock of the Combined Company, the ABTC Investors will take all Necessary Action (as defined in the Investors’ Rights Agreement) to vote their stock of the Combined Company in favor of the election of the nominees to the Combined Company board of directors that are designated by ABH (if any) from time to time. In addition, the Investor’s Rights Agreement provides that, for so long as the ABTC Investors’ Designee (as defined in the Investors’ Rights Agreement) beneficially owns any shares of common stock or preferred stock of the Combined Company, the ABTC Investors’ Designee will be entitled to serve on the board of directors of the Combined Company, and ABH and the ABTC Investors must take all Necessary Action to elect the ABTC Investors’ Designee to the board of directors of the Combined Company.

The Investors’ Rights Agreement also provides certain demand and “piggy-back” registration rights to the ABTC Investors.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the full text of the Investors’ Rights Agreement, which is attached hereto as Exhibit 10.4 and is incorporated herein by reference.

Amendment to Warrants

On May 10, 2025, Gryphon entered into a warrant amendment (the “Amendment”) with Anchorage to amend the warrant (the “Warrant”) to purchase 2,000,000 shares of Gryphon common stock issued to Anchorage on October 25, 2024. Pursuant to the Amendment, Gryphon reduced the exercise price of the Warrant from $1.50 to $0.55 per share and, subject to the closing of the Mergers, will remove Section 15 of the Warrant, which provides most favored nation rights.

Item 7.01. Regulation FD Disclosure.

On May 12, 2025, Gryphon issued a press release announcing the Mergers, which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information provided in this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. Such information shall not be deemed incorporated by reference into any filing of Gryphon under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, regardless of any general incorporation language in such filing, except as otherwise expressly set forth by specific reference in such filing.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K (this “8-K”) includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 175 promulgated thereunder, and Section 21E of the Securities Exchange Act of 1934, as amended, and Rule 3b-6 promulgated thereunder, which statements involve inherent risks and uncertainties. Examples of forward-looking statements, include, but are not limited to, statements relating to the structure, timing, and completion of the proposed transaction between ABTC and Gryphon, the Combined Company’s listing on Nasdaq after the Closing, the expected management and board of directors of the Combined Company, and the vision, goals, and trajectory of ABTC and the Combined Company.

Forward-looking statements are not statements of historical fact, but instead represent management’s expectations, estimates, and projections regarding future events based on certain material factors and assumptions at the time the statement was made. While considered reasonable by Gryphon as of the date of this 8-K, such statements are subject to known and unknown risks, uncertainties, assumptions and other factors that may cause the actual results, level of activity, performance, or achievements to be materially different from those expressed or implied by such forward-looking statements, including, but not limited to: the occurrence of any event, change, or other circumstances that could give rise to the right of one or both of the parties to terminate the Merger Agreement; the possibility that the Mergers do not close when expected or at all because the conditions to closing are not satisfied on a timely basis or at all, including the failure to timely obtain stockholder approval for the proposed transaction from Gryphon’s stockholders, if at all; risks related to Gryphon’s continued listing on Nasdaq until the Closing; the outcome of any legal proceedings that may be instituted against ABTC, Gryphon, or the Combined Company; the possibility that the anticipated benefits of the proposed transaction are not realized when expected or at all; the possibility that the vision, goals, and trajectory of the Combined Company are not timely achieved or realized or achieved or realized at all; the possibility that the integration of the two companies may be more difficult, time-consuming or costly than expected; the possibility that the Mergers may be more expensive or take longer to complete than anticipated, including as a result of unexpected factors or events; the diversion of management’s attention from ongoing business operations and opportunities; changes in Gryphon’s stock price before closing; and other factors that may affect future results of ABTC, Gryphon, or the Combined Company. Additional factors that could cause results to differ materially from those described above can be found in Gryphon’s most recent annual report on Form 10-K for the fiscal year ended December 31, 2024 and other documents subsequently filed by Gryphon with the SEC.

Additional Information and Where to Find It

Gryphon intends to file with the SEC the Registration Statement, which will include a preliminary proxy statement of Gryphon and a prospectus (the “Proxy Statement/Prospectus”) in connection with the Mergers (collectively, the “Proposed Transactions”). The definitive proxy statement and other relevant documents will be mailed to stockholders of Gryphon as of a record date to be established for voting on the Proposed Transactions and other matters as described in the Proxy Statement/Prospectus. Gryphon will also file other documents regarding the Proposed Transactions with the SEC. This Current Report on Form 8-K does not contain all of the information that should be considered concerning the Proposed Transactions and is not intended to form the basis of any investment decision or any other decision in respect of the Proposed Transactions. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, STOCKHOLDERS OF GRYPHON AND OTHER INTERESTED PARTIES ARE URGED TO READ, WHEN AVAILABLE, THE PRELIMINARY PROXY STATEMENT/PROSPECTUS, AND AMENDMENTS THERETO, AND THE DEFINITIVE PROXY STATEMENT/PROSPECTUS AND ALL OTHER RELEVANT DOCUMENTS FILED OR THAT WILL BE FILED WITH THE SEC IN CONNECTION WITH GRYPHON’S SOLICITATION OF PROXIES FOR THE SPECIAL MEETING OF ITS STOCKHOLDERS TO BE HELD TO APPROVE THE PROPOSED TRANSACTIONS AND OTHER MATTERS AS DESCRIBED IN THE PROXY STATEMENT/PROSPECTUS BECAUSE THESE DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION ABOUT GRYPHON, ABTC, THE COMBINED COMPANY AND THE PROPOSED TRANSACTIONS. Investors and security holders will also be able to obtain copies of the Registration Statement and the Proxy Statement/Prospectus and all other documents filed or that will be filed with the SEC by Gryphon, without charge, once available, on the SEC’s website at www.sec.gov.

NEITHER THE SEC NOR ANY STATE SECURITIES REGULATORY AGENCY HAS APPROVED OR DISAPPROVED THE PROPOSED TRANSACTIONS DESCRIBED HEREIN, PASSED UPON THE MERITS OR FAIRNESS OF THE TRANSACTIONS OR ANY RELATED TRANSACTIONS OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE DISCLOSURE IN THIS CURRENT REPORT. ANY REPRESENTATION TO THE CONTRARY CONSTITUTES A CRIMINAL OFFENSE.

Participants in the Solicitation

Gryphon, ABTC and their respective directors, executive officers, certain of their stockholders and other members of management and employees may be deemed under SEC rules to be participants in the solicitation of proxies from Gryphon’s stockholders in connection with the Proposed Transactions. A list of the names of such persons, and information regarding their interests in the Proposed Transactions and their ownership of Gryphon’s securities are, or will be, contained in Gryphon’s filings with the SEC, including Gryphon’s Annual Report on Form 10-K for the year ended December 31, 2024 filed with the SEC on March 31, 2025. Additional information regarding the interests of the persons who may, under SEC rules, be deemed participants in the solicitation of proxies of Gryphon’s stockholders in connection with the Proposed Transactions, including the names and interests of ABTC’s directors and executive officers, will be set forth in the Registration Statement and Proxy Statement/Prospectus, which is expected to be filed by Gryphon with the SEC. Investors and security holders may obtain free copies of these documents as described above.

No Offer or Solicitation

This information contained in this Current Report on Form 8-K is for informational purposes only and is not a proxy statement or solicitation of a proxy, consent or authorization with respect to any securities or in respect of the Proposed Transactions and shall not constitute an offer to sell or exchange, or a solicitation of an offer to buy or exchange the securities of Gryphon, or any commodity or instrument or related derivative, nor shall there be any sale of any such securities in any state or jurisdiction in which such offer, solicitation, sale or exchange would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of the Securities Act or an exemption therefrom. Investors should consult with their counsel as to the applicable requirements for a purchaser to avail itself of any exemption under the Securities Act.

Item 9.01 Financial Statements and Exhibits

Set forth below is a list of Exhibits included as part of this Current Report.

2.1+	Merger Agreement
10.1	Form of Gryphon D&O Support Agreement
10.2	Gryphon Anchorage Support Agreement
10.3	ABTC Support Agreement
10.4+	Investors’ Rights Agreement
10.5	Amendment to Warrant
99.1	Press Release, dated May 12, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

+	Certain exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(b)(2). Gryphon agrees to furnish supplementally a copy of any omitted exhibit or schedule to the SEC upon its request.

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRYPHON DIGITAL MINING, INC.

Date: May 12, 2025	By:	/s/ Steve Gutterman
		Name:	Steve Gutterman
		Title:	Chief Executive Officer